As filed with the Securities and Exchange Commission on June 15, 2009

File No. 000-53568

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Abraxis Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-3862671
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11755 Wilshire Boulevard Suite 2000 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 883-1300

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

EXPLANATORY NOTE

This Registration Statement on Form 10 has been prepared on a prospective basis on the assumption that, among other things, the spin-off will be consummated as contemplated by the information statement which is part of this Registration Statement. There can be no assurance, however, that the spin-off will occur or will occur as so contemplated. Any significant modifications or variations in the spin-off will be described in an amendment or supplement to this Registration Statement.

Item 1.	Business.

The information required by this item is contained under the sections “Summary,” “Special Note on Forward-Looking Statements,” “Risk Factors,” “The Spin-off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and “Available Information” of the Information Statement included herewith as Exhibit 99.1 (the “Information Statement”), and these sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section “Risk Factors” of the Information Statement, and this section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections “Summary Historical Combined Financial Information,” “Selected Historical Combined Financial Information,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement, and these sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section “Business—Properties” of the Information Statement, and this section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the sections “Management” and “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement, and these sections are incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section “Management” of the Information Statement, and this section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the section “Management” of the Information Statement, and this section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections “Relationship Between Abraxis BioScience and Us After the Spin-Off,” “Management” and “Certain Relationships and Related Party Transactions” of the Information Statement, and these sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section “Business—Legal Proceedings” of the Information Statement, and this section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “The Spin-Off—Market for Our Common Stock,” “Dividend Policy” and “Description of Capital Stock” of the Information Statement, and these sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

In December 2008, the Registrant issued 100 shares of its common stock to Abraxis BioScience, Inc., a Delaware corporation, in consideration for an aggregate capital contribution of $100 by Abraxis BioScience, Inc. This issuance was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder because the issuance did not involve a public offering of securities. The Registrant is and will be a direct or indirect wholly-owned subsidiary of Abraxis BioScience, Inc. until the distribution date as defined and described in the section “The Spin-Off” of the Information Statement, and this section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section “Description of Capital Stock” of the Information Statement, and this section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section “Limitation of Liability and Indemnification of Directors and Officers” of the Information Statement, and this section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is identified in the Financial Statements beginning on page F-1 of the Information Statement, and this information is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements.

The information required by this item is contained in the Financial Statements beginning on page F-1 of the Information Statement, and this information is incorporated herein by reference.

(b)	Exhibits.

Exhibit Number	Description
2.1*	Form of Separation and Distribution Agreement among Abraxis BioScience, Inc., Abraxis BioScience, LLC and the Registrant

3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant

3.2	Form of Amended and Restated Bylaws of the Registrant

4.1*	Specimen Common Stock Certificate

4.2	Form of Registration Rights Agreement by and among the Registrant and certain stockholders of the Registrant as set forth therein

10.1*	Form of Separation and Distribution Agreement among Abraxis BioScience, Inc., Abraxis BioScience, LLC and the Registrant (filed as Exhibit 2.1 hereto)

10.2	Form of Transition Services Agreement between Abraxis BioScience, Inc., Abraxis BioScience, LLC and the Registrant

10.3*	Form of Employee Matters Agreement among Abraxis BioScience, Inc., Abraxis BioScience, LLC and the Registrant

10.4*	Form of Tax Allocation Agreement among Abraxis BioScience, Inc., Abraxis BioScience, LLC and the Registrant

10.5*††	Form of Manufacturing Agreement among Abraxis BioScience, Inc., Abraxis BioScience, LLC and the Registrant

10.6*††	Form of Product Rights Agreement among Abraxis BioScience, Inc., Abraxis BioScience, LLC and the Registrant

10.7*	Form of Dual Officer Agreement among Abraxis BioScience, Inc., Abraxis BioScience, LLC and the Registrant

10.8*	Form of nab® Technology License Agreement among Abraxis BioScience, Inc., Abraxis BioScience, LLC and the Registrant

10.9*	Form of Lease Agreement among Abraxis BioScience, Inc., Abraxis BioScience, LLC and the Registrant for the research and development and warehouse facility located at 2045 N. Cornell Avenue, Melrose Park, Illinois

10.10†

License Agreement, dated December 14, 2001, among Shimoda Biotech (Proprietary) Ltd. and the other parties thereto (incorporated by reference to Exhibit 10.11 to Innovative Drug Delivery Systems, Inc.’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-76190) filed with the Securities and Exchange Commission on March 13, 2002)

10.11*	Form of Sublease among Abraxis BioScience, Inc., Abraxis BioScience, LLC and the Registrant for the premises located at 11755 Wilshire Boulevard, Los Angeles, California

10.12*	Form of Trademark License Agreement among Abraxis BioScience, Inc., Abraxis BioScience, LLC and the Registrant

10.13	Form of Indemnification Agreement between the Registrant and each of its executive officers and directors

10.14	Employment Agreement, dated October 6, 2008, between Abraxis BioScience, LLC and Edward Geehr, M.D. (incorporated by reference to Abraxis BioScience, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2008)

Exhibit Number	Description
10.15	Standard Form Office Lease, dated March 24, 2006, between American BioScience, Inc. and California State Teachers’ Retirement System, as amended, for the premises located at 11755 Wilshire Boulevard, Los Angeles, California (incorporated by reference to APP Pharmaceuticals, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2006)

10.16	Form of Abraxis Health, Inc. 2009 Stock Incentive Plan

10.17†	Aircraft Purchase and Sale Agreement, dated June 23, 2006 (incorporated by reference to APP Pharmaceuticals, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2006)

21.1	Subsidiaries of the Registrant

99.1	Abraxis Health, Inc. Information Statement

*	To be filed by amendment.
†	Confidential treatment has been granted with respect to certain portions of this agreement.
††	Confidential treatment will be requested with respect to certain portions of this agreement.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Abraxis Health, Inc.

By:	/s/ PATRICK SOON-SHIONG, M.D.
Patrick Soon-Shiong, M.D.
Chief Executive Officer

Date: June 15, 2009

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